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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 18, 2003




                             TRIARC COMPANIES, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




           Delaware                        1-2207              38-0471180
          ---------                       -------              ----------
(State or other jurisdiction of         (Commission           (IRS Employer
        incorporation)                  File Number)      Identification Number)



         280 Park Avenue
         New York, NY                                       10017
         ------------------                                 -----
         (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (212) 451-3000


-------------------------------------                   --------------
(Former name or former address,                          (Zip Code)
 if changed since last report)




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Item 9.  Regulation FD Disclosure

     The information in this Report is being furnished, not filed, pursuant to Regulation FD. The information in this Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission that the information in this Report is material, or that investors should consider this information before making an investment decision with respect to any security of Triarc Companies, Inc. or Arby's, Inc.

     Our subsidiary Arby's, Inc. has delivered to certain parties a report containing certain unaudited financial and operating information in accordance with the terms of the indenture relating to the 7.44% fixed rate insured notes due 2020 issued by its subsidiary Arby's Franchise Trust. The information within the report is subject to finalization including the effect of any audit adjustments. Such report, which reflects Arby's U.S. and Canadian operations for the period from October 1, 2002 through December 29 or 31, 2002 (as applicable), was prepared in accordance with the reporting requirements of such indenture, and not in accordance with generally accepted accounting principles.
Accordingly, pursuant to Regulation FD, Triarc is furnishing in this Report certain unaudited information reflected in the Arby's report that has not been previously publicly disclosed, as follows:

         o During the period October 1 to December 31, 2002 Arby's reported collections of franchise royalties of approximately $22.9 million from U.S. and Canadian Arby's franchisees.

         o During the period October 1 to December 31, 2002 Arby's reported gross collections (including royalties) from U.S. and Canadian franchisees of approximately $24.1 million and reported servicing expenses of approximately $8.2 million.

         o During the period October 1 to December 31, 2002 Arby's reported total United Sates and Canadian systemwide Arby's sales of approximately $684.4 million and that the average royalty rate was 3.42% during this period.

         o Arby's reported that during the period September 30 to December 29, 2002, there were 51 Arby's restaurants opened and 16 restaurants closed (generally, under performing restaurants) in the United States and Canada. As of December 29, 2002, there were 3,250 Arby's restaurants in the United States and 130 restaurants in Canada.

         o Arby's reported that as of December 31, 2002, the annual unit volume for the preceding twelve months for Arby's U.S. and Canadian franchisees was approximately $825,000.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRIARC COMPANIES, INC.

Date:    February 18, 2003                  By: /s/ Francis T. McCarron
                                            ---------------------------
                                            Francis T. McCarron
                                            Senior Vice President and
                                            Chief Financial Officer